UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 9, 2020

BioCorRx Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54208	90-0967447
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2390 East Orangewood Avenue, Suite 575

Anaheim, California 92806

(Address of Principal Executive Office) (Zip Code)

(714) 462-4880

(Registrant’s telephone number, including area code)

__________________________________________

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

On November 9, 2020, Brady Granier submitted to the board of directors (the “Board”) of BioCorRx Inc. (the “Company”) his resignation from his position as the Chief Executive Officer of the Company, effective immediately. The Board appointed Mr. Granier as President of the Company and Mr. Granier will remain a member of the Board. Mr. Granier’s compensation is unchanged.

Appointment of Chief Executive Officer

On November 9, 2020, in connection with Mr. Granier’s resignation as CEO, the Board appointed Lourdes Felix, Chief Financial Officer, the new Chief Executive Officer of the Company, effective immediately. In connection with her appointment as CEO, Ms. Felix resigned from her position as President, effective immediately. Ms. Felix will continue to hold the position of Chief Financial Officer and remain a member of the Board. Ms. Felix’s compensation is unchanged.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BioCorRx Inc.

Date: November 13, 2020	By:	/s/ Lourdes Felix
Lourdes Felix
Chief Executive Officer

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